RIGHT OF FIRST REFUSAL AGREEMENT


AGREEMENT dated as of August 15, 1996 by and among Alvin N. Teller ("Teller"), an individual residing at 900 Stradella Road, Los Angeles, California 90077, Joseph J. Bianco ("Bianco"), an individual residing at 23 West 12th Street, New York, NY 10012, and Anil K. Narang ("Narang", and Narang and Bianco being referred to herein as the "Stockholders"), an individual residing at 22575 Esplanada Circle West, Boca Raton, Florida 33433.

WHEREAS, each of the Stockholders is the owner of substantial blocks of capital stock (the "Stock") of Alliance Entertainment Corp., a Delaware corporation (the "Company");

WHEREAS, Teller is to serve as the Chief Executive Officer of the Company and will be the owner of a significant block of capital stock of the Company;

WHEREAS, Teller wishes to retain shares of capital stock of the Company in the hands of the Company's management;

WHEREAS, pursuant to the Restated and Amended Stockholders Agreement, dated as of November 30, 1993, as amended (the "Stockholders Agreement"), by and among the Company, Bianco, Jerry Bassin, Alan Shapiro, Narang, R. Tobias Knobel, John
H. Friedman, Robert O. Marx, Elliot Newman, Alan Tuchman, Barry Goldin, Lawrence Burstein, BT Capital Corporation, BCI Growth L.P., CIG & Co., The Chase Manhattan Bank, N.A., Tucker Anthony Incorporated, PaineWebber Incorporated, Bear Stearns & Co., Inc. and the other signatories thereto (collectively, the "1993 Stockholders"), each of the parties thereto has the right in certain instances, upon the disposition of Stock by another party thereto, of transferring a portion of their Stock to the contemplated transferee ("Co-Sale Rights");

WHEREAS, pursuant to the Inducement Agreement dated July, 1996 among Bianco, BT Capital Partners, Inc. ("BTC") and BCI Growth IV, L.P. ("BCI"), each of BTC and BCI has Co-Sale Rights in certain instances (BTC and BCI, together with the 1993 Stockholders, being hereinafter referred to collectively as the "Other Stockholders"); and



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WHEREAS,  in order to accomplish  the  foregoing,  each of the  Stockholders  is willing to provide Teller with a right of refusal on any bona fide offer to transfer Stock to a third-party purchaser.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Restriction on Transfer of Stock. Except in accordance with Section 3 hereof, each of the Stockholders agrees that he will not at any time or in any manner sell, assign, convey, transfer, donate or otherwise dispose of, or pledge, hypothecate or otherwise encumber, any Stock owned by him except in accordance with this Agreement. As used herein, "Stock" shall include Common Stock issuable upon the exercise of Options.

2. Right of Refusal on Disposition of Stock. If a Stockholder (the "Offeror") shall at any time desire to sell, assign, transfer or otherwise dispose of any or all of the Stock owned by him (the "Offered Stock") pursuant to the terms of a bona fide cash offer received in writing from a third party (the "Proposed Purchaser"):

a. The Offeror shall give written notice (the "Offer Notice") to Teller of his desire to sell, assign, transfer or otherwise dispose of his Stock, which notice shall (i) state the name and address of the Proposed Purchaser and (ii) the cash purchase price and the other terms and conditions (if any) on which the Offeror proposes to sell the Offered Stock to the Proposed Purchaser (the "Third Party Terms"). The Offer Notice shall constitute an offer to sell to Teller all of the Offered Stock, at the election of Teller, upon the Third Party Terms.

b. Teller shall have a period of ten (10) days after his receipt of the Offer Notice within which to accept such offer by giving notice to such effect to the Offeror within such period.

c. If Teller shall accept the offer made by the Offer Notice, then the Offeror shall sell to Teller, and Teller shall purchase from the Offeror, the Offered Stock upon the Third Party Terms. Upon purchasing the Offered Stock, Teller shall also have the right to purchase, in accordance with the Stockholders Agreement or Inducement Agreement (as applicable), any Stock offered for sale by the Other Stockholders (and any other stockholders having Co-Sale Rights with respect to such sale, transfer or disposition of Stock by the Offeror) on the Third Party Terms.


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d. If Teller  shall not accept the offer made by the Offer  Notice,  then within the ninety (90) day period after the giving of the Offer Notice, the Offeror shall have the right to sell all, but not less than all, of the Offered Stock to the Proposed Purchaser; provided, however, that any such sale shall be at the price, upon the terms and in the manner set forth in the Offer Notice. If the Offeror shall not so sell the Offered Stock to the Proposed Purchaser within the ninety (90) day period specified in this Section 2(d), the Offeror shall continue to hold the Offered Stock subject to all of the terms and conditions of this Agreement.

3. Permitted Transfers. Notwithstanding anything herein to the contrary, the provisions of Section 2 hereto shall not apply to: (a) any sale of Stock by a Stockholder which represents less than 5% of the Stock owned by such Stockholder as the date hereof, which sale is made in a public market transaction; (b) any transfer of Stock by a Stockholder by gift or bequest or through inheritance to, or for the benefit of, any member or members of his immediate family; (c) any transfer of Stock by a Stockholder to a trust in respect of which he serves as trustee, provided that the trust instrument governing said trust shall provide that such Stockholder, as trustee, shall retain sole and exclusive control over the voting and disposition of said Stock until the termination of this Agreement; (d) any sale or transfer of Stock to the Company pursuant to the terms of a stock restriction or stock repurchase agreement; (e) the pledge of Stock pursuant to third party margin transactions with a bank or broker-dealer; and (f) any transfer of Stock pursuant to a court order or marital settlement. In the event of any such transfer under clause (b), (c) or (d), the transferee of the Stock shall hold the Stock so acquired subject to the restrictions imposed by this Agreement.

4. Stockholders Agreement. Teller's prior written consent shall be required to terminate or amend Section 6 of the Stockholders Agreement, and Bianco and Narang shall not take any action to terminate or amend said Section 6 without Teller's prior written consent.

5. Termination. This Agreement shall terminate at such time as Teller ceases to serve as the Chief Executive Officer of the Company.

6. Assignments. This Agreement shall be binding upon and inure to the benefit of Teller, Bianco and Narang and


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their respective heirs, legal representatives, successors and permitted assigns, and shall apply to any Stock which may here after be acquired by the Stockholders.

7. Notices. All notices and other communications provided for or permitted hereunder shall be made by hand delivery, first class mail (registered or certified, return receipt requested), telecopy or commercial courier guaranteeing next-day delivery, to Teller, Bianco or Narang at his address set forth in the preamble hereof, or at such other address as such party may have furnished in writing to the other parties.

All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five business days after having been deposited in the mail, postage prepaid, if mailed; when receipt acknowledged (verbally or electronically), if telecopied; and the next busi ness day after timely delivery to the courier, if sent by com mercial courier guaranteeing next-day delivery.

8. Entire Agreement; Amendment and Waiver. All prior or contemporaneous agreements, contracts, promises, representations and statements, if any, among the parties hereto, or their representatives, relating to the subject matter of this Agreement are merged into this Agreement and this Agreement shall constitute the entire agreement between them. This Agreement constitutes the entire understanding among the parties. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of each party hereto.

9. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly therein.

11. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, are held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and


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of the remaining provisions hereof shall not be in any way
affected thereby.


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IN WITNESS  WHEREOF,  the parties have executed this Agreement on the date first above written.

                                   /s/Alvin N. Teller
                                   ----------------------------
                                   Alvin N. Teller


                                   /s/Joseph J. Bianco
                                   ----------------------------
                                   Joseph J. Bianco


                                   /s/Anil K. Narang
                                   ----------------------------
                                    Anil K. Narang